UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2011

PRIMUS GUARANTY, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32307	98-0402357
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-296-0519

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

(i)  On February 2, 2011, Primus Asset Management, Inc. (“PAM”), which is a subsidiary of Primus Guaranty, Ltd. (“Primus”), entered into letters of understanding (“Letter Agreements”) with Richard Claiden, Primus’ and PAM’s Chief Executive Officer, and Christopher N. Gerosa, Primus’ and PAM’s Chief Financial Officer and Treasurer (the “Executives”), which set forth the terms and conditions of each Executive’s continuing employment with PAM, effective January 1, 2011. The following is a summary of the significant terms of the Letter Agreements:

Mr. Claiden’s and Mr. Gerosa’s Letter Agreements will continue in effect until December 31, 2013, or the earlier termination of the Executive’s employment. The terms may be extended to December 31, 2014, if PAM provides 90 days’ advance written notice of extension prior to the December 31, 2013 termination date.

Pursuant to the Letter Agreements, Mr. Claiden will receive an annual base salary of $650,000 and Mr. Gerosa will receive an annual base salary of $450,000. If the Executive’s term of employment is extended through December 31, 2014, the Executive’s annual base salary will increase by $25,000 commencing January 1, 2014. The Letter Agreements do not provide for annual bonuses for 2011 or subsequent years.

The Executives will be entitled to participate in all employee benefit plans in effect from time to time for PAM’s employees. The Letter Agreements also provide for a grant of Performance Shares, as described in (ii) below.

The Executive will receive severance benefits if the Executive continues his employment through the end of the term of the Letter Agreement and the Executive’s employment terminates without cause at the end of the term, subject to the Executive executing a release of claims. The Executive will also receive severance benefits if, before the end of the term, the Executive’s employment is terminated without cause or if the Executive terminates his employment for good reason or if the Executive’s employment is terminated upon the Executive’s death or disability, subject to the Executive’s executing a release of claims. If such a termination occurs, (I) the Executive will receive a lump sum cash severance payment equal to one month of the Executive’s base salary for each full year of continuous service with PAM (the “Severance Period”), (II) PAM will reimburse the Executive for COBRA premiums for the number of months in the Severance Period, but reduced by the premium the Executive would have been required to pay had he remained actively employed by PAM, and (III) any outstanding options and restricted share units held by the Executive that vest based solely on continued service will become fully vested. All other then-outstanding equity awards shall be governed by the applicable grant agreements. These severance benefits supersede and replace all other severance plans or policies of PAM and Primus, including the Primus Guaranty, Ltd. Senior Management Severance Pay Plan (the “Senior Management Severance Pay Plan”), the termination of which is described in (iii) below.

Under the Letter Agreements, the Executives agree to confidentiality and non-solicitation covenants.

(ii) In connection with the Letter Agreements, the Compensation Committee of Primus’s Board (the “Compensation Committee”) approved the grant of a long-term incentive award to the Executives under the Primus Guaranty, Ltd. Incentive Compensation Plan in the form of performance-based share units (“Performance Shares”) in the following amounts:

Name	Title	Total Number of Performance Shares
Richard Claiden	Chief Executive Officer	120,000
Christopher N. Gerosa	Chief Financial Officer and Treasurer	90,000

Each Performance Share will vest based on the achievement of stated share price goals and service conditions described below.

A share price goal will be considered achieved, if prior to January 1, 2015, the closing market price of a common share of Primus (“Common Shares”) for each of 30 trading days within a 45 trading day period is $8.25 or higher (with respect to 40,000 Performance Shares for Mr. Claiden and 30,000 Performance Shares for Mr. Gerosa) and $9.00 or higher (with respect to 80,000 Performance Shares for Mr. Claiden and 60,000 Performance Shares for Mr. Gerosa). Dividends or other distributions paid on the Common Shares after January 1, 2011 will be taken into account in determining whether the stated price levels have been achieved.

The Performance Shares will vest if the stated price levels are achieved prior to January 1, 2015, and the Executive remains continuously employed by PAM until the end of the initial term of the Executive’s Letter Agreement (the “Contract Date”). The Performance Shares will vest on the Contract Date to the extent that the stated price levels have been achieved as of the Contract Date and the Executive remains employed through the Contract Date. If the Executive continues in employment through the Contract Date and the stated price levels have not yet been achieved as of the Contract Date, any unvested Performance Shares will remain outstanding after the Contract Date and will vest if the stated price levels are achieved prior to January 1, 2015. If the Executive’s employment terminates before the Contract Date: (I) by PAM without cause or on account of the Executive’s disability, (II) by the Executive for good reason, or (III) on account of the Executive’s death, (A) the Performance Shares will vest on the Executive’s termination date to the extent that the stated price levels have been achieved as of the Executive’s termination date and (B) any Performance Shares for which the stated price levels have not been achieved will remain outstanding after the Executive’s termination date and will vest if the stated price levels are achieved prior to January 1, 2015.

In the event of a change in control of Primus, any then-outstanding unvested Performance Shares for which the stated price levels have been achieved shall immediately vest. In the event of a change in control before January 1, 2014, a pro-rata portion of the outstanding unvested Performance Shares for which the stated price levels have not been achieved shall immediately vest. In the event of a change in control on or after January 1, 2014, the outstanding Performance Shares will vest only if and to the extent the stated price levels have been achieved as of the date of the change in control. Any remaining unvested Performance Shares will be forfeited on the change in control date.

The Executive will be credited with dividend equivalents with respect to the Performance Shares and such dividend equivalents will be payable at the same time, and subject to the same conditions, as the underlying Performance Shares vest and are paid.

Any Performance Shares that remain unvested will expire on December 31, 2014.

(iii) The Board terminated the Senior Management Severance Pay Plan effective January 1, 2011, because severance benefits for the Executives will be provided pursuant to the terms of the Letter Agreements. In the Letter Agreements, the Executives waive advance notice of the termination of the Senior Management Severance Pay Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.

By:  /s/ Vincent B. Tritto
Vincent B. Tritto
General Counsel
(Duly Authorized Officer)

Date: February 4, 2011